News Release
FOR IMMEDIATE RELEASE

Aflac Incorporated Announces Second Quarter Results,
Reports Second Quarter Net Earnings of $1.4 Billion,
Declares Third Quarter Cash Dividend

COLUMBUS, Ga. - August 1, 2022 - Aflac Incorporated (NYSE: AFL) today reported its second quarter results.

Total revenues were $5.4 billion in the second quarter of 2022, compared with $5.6 billion in the second quarter of 2021. Net earnings were $1.4 billion, or $2.16 per diluted share, compared with $1.1 billion, or $1.62 per diluted share a year ago.

Net earnings in the second quarter of 2022 included net investment gains of $564 million, or $0.88 per diluted share, compared with net investment gains of $89 million, or $0.13 per diluted share a year ago. The net investment gains were driven by net gains from certain derivatives and foreign currency activities of $618 million and net gains from sales and redemptions of $115 million, both driven by foreign exchange. These gains were partially offset by an increase in the allowance associated with the company's estimate of current expected credit losses (CECL) and impairments of $34 million. These net investment gains included a decrease of $135 million in the fair value of equity securities.

Adjusted earnings* in the second quarter were $939 million, compared with $1.1 billion in the second quarter of 2021, reflecting a decrease of 13.1%. Adjusted earnings per diluted share* decreased 8.2% to $1.46 in the quarter. It included variable investment income from alternative investments, which was $0.06 per share above return expectations. Adjusted earnings per diluted share excluded adjusted net investment gains* of $0.88 per share. The weaker yen/dollar exchange rate impacted adjusted earnings per share by $0.09.

The average yen/dollar exchange rate in the second quarter of 2022 was 129.39, or 15.4% weaker than the average rate of 109.48 in the second quarter of 2021. For the first six months, the average exchange rate was 122.79, or 12.2% weaker than the rate of 107.79 a year ago.

Total investments and cash at the end of June 2022 were $121.4 billion, compared with $146.7 billion at June 30, 2021. In the second quarter, Aflac Incorporated deployed $650 million in capital to repurchase 11.2 million of its common shares. At the end of June 2022, the company had 36.6 million remaining shares authorized for repurchase.

Shareholders’ equity was $26.4 billion, or $41.59 per share, at June 30, 2022, compared with $33.7 billion, or $50.20 per share, at June 30, 2021. Shareholders’ equity at the end of the second quarter included a net unrealized gain on investment securities and derivatives of $2.9 billion, compared with a net unrealized gain of $10.0 billion at June 30, 2021. Shareholders’ equity at the end of the second quarter also included an unrealized foreign currency translation loss of $3.3 billion, compared with an unrealized foreign currency translation loss of $1.7 billion at June 30, 2021. The annualized return on average shareholders’ equity in the second quarter was 19.9%.

For the first six months of 2022, total revenues were down 6.7% to $10.7 billion, compared with $11.4 billion in the first half of 2021. Net earnings were $2.4 billion, or $3.73 per diluted share, compared with $2.4 billion, or $3.49 per diluted share, for the first six months of 2021. Adjusted earnings for the first half of 2022 were $1.9 billion, or $2.88 per diluted share, compared with $2.1 billion, or $3.11 per diluted share, in 2021. Excluding the negative impact of $0.15 per share from the weaker yen/dollar exchange rate, adjusted earnings per diluted share decreased 2.9% to $3.02 for the first six months of 2022.

Shareholders’ equity excluding AOCI (or adjusted book value*) was $26.9 billion, or $42.45 per share at June 30, 2022, compared with $25.7 billion, or $38.27 per share, at June 30, 2021. The annualized adjusted return on equity excluding foreign currency impact* in the second quarter was 14.9%.

AFLAC JAPAN

In yen terms, Aflac Japan's net earned premiums were ¥313.2 billion for the quarter, or 4.2% lower than a year ago, mainly due to limited pay products reaching paid-up status and constrained sales from the impact of pandemic conditions. Adjusted net investment income increased 8.4% to ¥94.0 billion, mainly due to higher floating rate income as well as the impact of a weaker yen on the dollar-denominated investment income. Total adjusted revenues in yen declined 1.6% to ¥408.3 billion. Pretax adjusted earnings in yen for the quarter increased 1.6% on a reported basis to ¥111.7 billion, due to higher reserve releases and adjusted net investment income. Pretax adjusted earnings decreased 7.0% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment increased to 27.4%, compared with 26.5% a year ago.

For the first six months, net earned premiums in yen were ¥629.6 billion, or 4.3% lower than a year ago. Adjusted net investment income increased 7.3% to ¥173.0 billion. Total adjusted revenues in yen were down 2.0% to ¥804.9 billion. Pretax adjusted earnings were ¥211.9 billion, or 4.0% higher than a year ago.

In dollar terms, net earned premiums decreased 19.0% to $2.4 billion in the second quarter. Adjusted net investment income decreased 8.7% to $723 million. Total adjusted revenues declined by 16.8% to $3.2 billion. Pretax adjusted earnings declined 14.3% to $860 million.

For the first six months, net earned premiums in dollars were $5.1 billion, or 15.8% lower than a year ago. Adjusted net investment income decreased 6.3% to $1.4 billion. Total adjusted revenues were down 14.0% to $6.6 billion. Pretax adjusted earnings were $1.7 billion, or 8.9% lower than a year ago.

For the quarter, total new annualized premium sales (sales) decreased 6.4% to ¥12.7 billion, or $98 million, reflecting the January 2021 launch of a new medical product and continued weakness in sales recovery, in part constrained by pandemic conditions. For the first six months, total new sales decreased 10.7% to ¥24.7 billion, or $201 million.

AFLAC U.S.

Aflac U.S. net earned premiums declined 1.0% to $1.4 billion in the second quarter, impacted by lower year-to-date persistency. Adjusted net investment income increased 2.1% to $193 million. Total adjusted revenues were up 0.1% to $1.6 billion. Pretax adjusted earnings were $349 million, 15.5% lower than a year ago, which was driven by higher incurred benefits and elevated expenses reflecting, in part, platform and growth investments. The pretax adjusted profit margin for the U.S. segment was 21.4%, compared with 25.4% a year ago.

For the first six months, net earned premiums declined 0.8% to $2.8 billion. Adjusted net investment income increased 3.0% to $377 million. Total adjusted revenues were up 0.4% to $3.3 billion. Pretax adjusted earnings were $674 million, or 21.5% lower than a year ago.

Aflac U.S. sales increased 15.6% in the quarter to $305 million, reflecting continued investment in growth initiatives as well as productivity gains. For the first half of the year, total new sales increased 17.2% to $604 million.

CORPORATE AND OTHER

For the quarter, total adjusted revenues decreased 16.0% to $42 million. Pretax adjusted earnings were a loss of $75 million, compared with a loss of $76 million a year ago. These results reflect higher adjusted net investment income from higher interest rates offset by lower amortized hedge income and the impact of federal tax credit investments as tax benefits are recognized in a corresponding lower income tax expense. These results also reflect the impact of foreign currency on total net earned premiums and the corresponding benefits.

For the first six months, total adjusted revenues decreased 12.8% to $116 million. Pretax adjusted earnings were a loss of $120 million, compared with a loss of $102 million a year ago.

DIVIDEND

The board of directors declared the third quarter dividend of $0.40 per share, payable on September 1, 2022 to shareholders of record at the close of business on August 24, 2022.

OUTLOOK

Commenting on the company’s results, Chairman and Chief Executive Officer Daniel P. Amos stated: "The company generated solid earnings for the first six months, supported in part by the continuation of low benefit ratios associated with pandemic conditions and better-than-expected returns from alternative investments, despite the weakening yen. We continue to remain cautiously optimistic as our efforts focus on growth and efficiency initiatives amid this evolving pandemic backdrop.

"Looking at our operations in Japan, persistency remained strong in the second quarter, but sales were constrained as we continued to operate in evolving pandemic conditions. This impacted our ability to meet face-to-face with customers, which continues to be key to a recovery in sales. Within this context, we continue to expect stronger sales in the second half of the year assuming that those conditions subside, productivity continues to improve at Japan Post, and we execute on our product introduction and refreshment plans.

"In the U.S., I am pleased with the continued momentum in our core voluntary business and contribution from newly acquired growth platforms of dental, vision, and group benefits. We continue to work toward reinforcing our position and generating stronger sales for the year, while we keep an eye on potential headwinds.

"As always, we are committed to prudent liquidity and capital management. We continue to generate strong investment results while remaining in a defensive position as we monitor evolving economic conditions. In addition, we have taken proactive steps in recent years to defend cash flow and deployable capital against a weakening yen. We treasure our 39-year track record of dividend growth and remain committed to extending it, supported by the strength of our capital and cash flows. At the same time, we remain in the market repurchasing shares with a tactical approach, focused on integrating the growth investments we have made in our platform. By doing so, we look to emerge from this period in a continued position of strength and leadership."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL) is a Fortune 500 company helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated's subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. In the U.S., Aflac is the number one provider of supplemental health insurance products1. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan, where it insures 1 in 4 households. In 2021, Aflac Incorporated was proud to be included as one of the World's Most Ethical Companies by Ethisphere for the 16th consecutive year. Also in 2021, the company was included in the Dow Jones Sustainability North America Index and became a signatory of the Principles for Responsible Investment (PRI). In 2022, Aflac Incorporated was included on Fortune's list of World's Most Admired Companies for the 21st time and Bloomberg's Gender-Equality Index for the third consecutive year. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/español. Investors may learn more about Aflac Incorporated and its commitment to ESG and social responsibility at investors.aflac.com under "Sustainability."
1 LIMRA 2021 U.S. Supplemental Health Insurance Total Market Report

A copy of Aflac’s Financial Analysts Briefing (FAB) supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 8:00 a.m. (ET) on Tuesday, August 2, 2022.

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2022	2021	% Change
Total revenues	$5,400	$5,564	(2.9)%
Benefits and claims, net	2,298	2,653	(13.4)
Total acquisition and operating expenses	1,401	1,538	(8.9)
Earnings before income taxes	1,701	1,373	23.9
Income taxes	313	268
Net earnings	$1,388	$1,105	25.6%
Net earnings per share – basic	$2.17	$1.63	33.1%
Net earnings per share – diluted	2.16	1.62	33.3
Shares used to compute earnings per share (000):
Basic	640,707	678,050	(5.5)%
Diluted	643,243	680,920	(5.5)
Dividends paid per share	$0.40	$0.33	21.2%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2022	2021	% Change
Total revenues	$10,672	$11,433	(6.7)%
Benefits and claims, net	4,785	5,387	(11.2)
Total acquisition and operating expenses	2,910	3,069	(5.2)
Earnings before income taxes	2,977	2,977	—
Income taxes	557	579
Net earnings	$2,420	$2,398	0.9%
Net earnings per share – basic	$3.75	$3.51	6.8%
Net earnings per share – diluted	3.73	3.49	6.9
Shares used to compute earnings per share (000):
Basic	645,205	683,464	(5.6)%
Diluted	648,010	686,400	(5.6)
Dividends paid per share	$0.80	$0.66	21.2%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

JUNE 30,	2022	2021	% Change
Assets:
Total investments and cash	$121,415	$146,709	(17.2)%
Deferred policy acquisition costs	8,458	9,810	(13.8)
Other assets	5,756	4,973	15.7
Total assets	$135,629	$161,492	(16.0)%
Liabilities and shareholders’ equity:
Policy liabilities	$90,618	$108,286	(16.3)%
Notes payable and lease obligations	7,416	8,121	(8.7)
Other liabilities	11,208	11,350	(1.3)
Shareholders’ equity	26,387	33,735	(21.8)
Total liabilities and shareholders’ equity	$135,629	$161,492	(16.0)%
Shares outstanding at end of period (000)	634,526	671,990	(5.6)%

NON-U.S. GAAP FINANCIAL MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

•Adjusted return on equity is adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income (AOCI). Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The Company considers adjusted return on equity excluding foreign currency impact important as it excludes changes in foreign currency and components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency impact is ROE as determined using net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company's Japan segment or in Corporate and other. These amortized hedge costs/ income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the term of the hedge. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/ income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less AOCI as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude AOCI, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.

•Adjusted book value including unrealized foreign currency translation gains and losses is adjusted book value plus unrealized foreign currency translation gains and losses. Adjusted book value including unrealized foreign currency translation gains and losses per common share is adjusted book value plus unrealized foreign currency translation gains and losses at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value including unrealized foreign currency translation gains and losses, and its related per share financial measure, important as they exclude certain components of AOCI, which fluctuate due to market movements that are outside management's control; however, it includes the impact of foreign currency as a result of the significance of Aflac’s Japan operation. The most comparable U.S. GAAP financial measures for adjusted book value including unrealized foreign currency translation gains and losses and adjusted book value including unrealized foreign currency translation gains and losses per common share are total book value and total book value per common share, respectively.

•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest cash flows from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2022	2021	% Change

Net earnings	$1,388	$1,105	25.6%

Items impacting net earnings:
Adjusted net investment (gains) losses	(567)	(85)
Other and non-recurring (income) loss	—	53
Income tax (benefit) expense on items excluded from adjusted earnings	119	7

Adjusted earnings	939	1,080	(13.1)%
Current period foreign currency impact [1]	57	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$996	$1,080	(7.8)%

Net earnings per diluted share	$2.16	$1.62	33.3%

Items impacting net earnings:
Adjusted net investment (gains) losses	(0.88)	(0.12)
Other and non-recurring (income) loss	—	0.08
Income tax (benefit) expense on items excluded from adjusted earnings	0.19	0.01

Adjusted earnings per diluted share	1.46	1.59	(8.2)%
Current period foreign currency impact [1]	0.09	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [2]	$1.55	$1.59	(2.5)%
1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2022	2021	% Change

Net earnings	$2,420	$2,398	0.9%

Items impacting net earnings:
Adjusted net investment (gains) losses	(701)	(388)
Other and non-recurring (income) loss	—	59
Income tax (benefit) expense on items excluded from adjusted earnings	147	69

Adjusted earnings	1,866	2,138	(12.7)%
Current period foreign currency impact [1]	94	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$1,960	$2,138	(8.3)%

Net earnings per diluted share	$3.73	$3.49	6.9%

Items impacting net earnings:
Adjusted net investment (gains) losses	(1.08)	(0.57)
Other and non-recurring (income) loss	—	0.09
Income tax (benefit) expense on items excluded from adjusted earnings	0.23	0.10

Adjusted earnings per diluted share	2.88	3.11	(7.4)%
Current period foreign currency impact [1]	0.15	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [2]	$3.02	$3.11	(2.9)%
1 Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2022	2021	% Change

Net investment (gains) losses	$(564)	$(89)	533.7%

Items impacting net investment (gains) losses:
Amortized hedge costs	(30)	(17)
Amortized hedge income	14	16
Net interest cash flows from derivatives associated with certain investment strategies	(1)	(9)
Interest rate component of the change in fair value of foreign currency swaps on notes payable[1]	12	14

Adjusted net investment (gains) losses	$(567)	$(85)	567.1%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2022	2021	% Change

Net investment income	$937	$993	(5.6)%

Items impacting net investment income:
Amortized hedge costs	(30)	(17)
Amortized hedge income	14	16
Net interest cash flows from derivatives associated with certain investment strategies	(1)	(9)

Adjusted net investment income	$920	$983	(6.4)%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2022	2021	% Change

Net investment (gains) losses	$(686)	$(396)	73.2%

Items impacting net investment (gains) losses:
Amortized hedge costs	(55)	(36)
Amortized hedge income	25	33
Net interest cash flows from derivatives associated with certain investment strategies	(10)	(17)
Interest rate component of the change in fair value of foreign currency swaps on notes payable[1]	25	27

Adjusted net investment (gains) losses	$(701)	$(388)	80.7%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2022	2021	% Change

Net investment income	$1,840	$1,918	(4.1)%

Items impacting net investment income:
Amortized hedge costs	(55)	(36)
Amortized hedge income	25	33
Net interest cash flows from derivatives associated with certain investment strategies	(10)	(17)

Adjusted net investment income	$1,800	$1,898	(5.2)%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

JUNE 30,	2022	2021	% Change
U.S. GAAP book value	$26,387	$33,735
Less:
Unrealized foreign currency translation gains (losses)	(3,289)	(1,661)
Unrealized gains (losses) on securities and derivatives	2,901	9,959
Pension liability adjustment	(160)	(279)
Total AOCI	(548)	8,019
Adjusted book value	$26,935	$25,716
Add:
Unrealized foreign currency translation gains (losses)	(3,289)	(1,661)
Adjusted book value including unrealized foreign currency translation gains (losses)	$23,646	$24,055

Number of outstanding shares at end of period (000)	634,526	671,990

U.S. GAAP book value per common share	$41.59	$50.20	(17.2)%
Less:
Unrealized foreign currency translation gains (losses) per common share	(5.18)	(2.47)
Unrealized gains (losses) on securities and derivatives per common share	4.57	14.82
Pension liability adjustment per common share	(0.25)	(0.42)
Total AOCI per common share	(0.86)	11.93
Adjusted book value per common share	$42.45	$38.27	10.9%
Add:
Unrealized foreign currency translation gains (losses) per common share	(5.18)	(2.47)
Adjusted book value including unrealized foreign currency translation gains (losses) per common share	$37.27	$35.80	4.1%

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED JUNE 30,	2022	2021
U.S. GAAP ROE - Net earnings[1]	19.9%	13.4%
Impact of excluding unrealized foreign currency translation gains (losses)	(2.2)	(0.9)
Impact of excluding unrealized gains (losses) on securities and derivatives	3.4	4.9
Impact of excluding pension liability adjustment	(0.1)	(0.1)
Impact of excluding AOCI	1.0	3.9
U.S. GAAP ROE - less AOCI	20.8	17.3
Differences between adjusted earnings and net earnings[2]	(6.7)	(0.4)
Adjusted ROE - reported	14.1	16.9
Less: Impact of foreign currency[3]	(0.9)	N/A
Adjusted ROE, excluding impact of foreign currency	14.9	16.9
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

SIX MONTHS ENDED JUNE 30,	2022	2021
U.S. GAAP ROE - Net earnings[1]	16.2%	14.3%
Impact of excluding unrealized foreign currency translation gains (losses)	(1.6)	(0.8)
Impact of excluding unrealized gains (losses) on securities and derivatives	3.8	5.7
Impact of excluding pension liability adjustment	(0.1)	(0.2)
Impact of excluding AOCI	2.1	4.8
U.S. GAAP ROE - less AOCI	18.3	19.1
Differences between adjusted earnings and net earnings[2]	(4.2)	(2.1)
Adjusted ROE - reported	14.1	17.0
Less: Impact of foreign currency[3]	(0.7)	N/A
Adjusted ROE, excluding impact of foreign currency	14.8	17.0
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2022	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(13.3)%	(3.4)%
Adjusted net investment income[4]	(6.4)%	(1.4)
Total benefits and expenses	(10.6)	(0.4)
Adjusted earnings	(13.1)	(7.8)
Adjusted earnings per diluted share	(8.2)	(2.5)
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2022	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(11.1)%	(3.3)%
Adjusted net investment income[4]	(5.2)%	(1.1)
Total benefits and expenses	(8.4)	(0.3)
Adjusted earnings	(12.7)	(8.3)
Adjusted earnings per diluted share	(7.4)	(2.9)
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including those caused by COVID-19
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing judgments applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•concentration of the Company's investments in any particular single-issuer or sector
•the effects of COVID-19 and its variants (both known and emerging), and any resulting economic effects and government interventions, on the Company's business and financial results
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics (such as COVID-19), tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com